Exhibit 99.01

Glu Reports First Quarter 2016 Financial Results

  Q1 non-GAAP revenue of $54.0 million and Q1 GAAP revenue of $54.5 million
  Tap Sports Baseball 2016 poised to be the top grossing baseball game on U.S. App Store for iPhone for third year in a row
  Kendall and Kylie peaks at #7 top grossing app on U.S. App Store for iPhone shortly after worldwide launch

SAN FRANCISCO--(BUSINESS WIRE)--May 3, 2016--Glu Mobile Inc. (NASDAQ:GLUU), a leading global developer and publisher of free-to-play games for smartphone and tablet devices, today announced financial results for its first quarter ended March 31, 2016.

“Our first quarter guidance outperformance was primarily due to the strong Kendall and Kylie launch as well as the ongoing success of Kim Kardashian: Hollywood and Cooking Dash,” stated Niccolo de Masi, Chairman and Chief Executive Officer of Glu. “We are delighted with the traction of our Tap Sports Baseball 2016 title which is currently the top grossing baseball game on the U.S. App Store for iPhone and has positioned us to grow revenues from this franchise for the third year in a row.”

De Masi continues, “During the quarter, our new studio leadership team implemented a number of operational improvements which we expect to enhance our product delivery as well as to reduce the run-rate revenue required for Glu to breakeven. The combination of the new studio label system, along with a strong line-up of new titles, including Britney Spears: American Dream and Gordon Ramsay: Dash, positions Glu for growth during the second half of 2016 and beyond.”

First Quarter 2016 Financial Highlights:

  Revenue: Total GAAP revenue was $54.5 million in the first quarter of 2016 compared to $69.5 million in the first quarter of 2015. Total non-GAAP revenue was $54.0 million in the first quarter of 2016, compared to $62.4 million in the first quarter of 2015. Non-GAAP revenue excludes changes in deferred revenue and litigation settlement proceeds.
  Gross Margin: GAAP gross margin was 58% in the first quarter of 2016 compared to 59% in the first quarter of 2015. Non-GAAP gross margin was 61% in the first quarter of 2016 compared to 63% in the first quarter of 2015. Non-GAAP gross margin excludes changes in deferred revenue and litigation settlement proceeds, change in deferred cost of revenue, amortization of intangible assets and non-cash warrant expense.
  GAAP Operating Income/(Loss): GAAP operating loss was $(9.2) million in the first quarter of 2016 compared to income of $2.5 million in the first quarter of 2015.
  Non-GAAP Operating Income/(Loss): Non-GAAP operating loss was $(4.4) million in the first quarter of 2016 compared to income of $3.2 million during the first quarter of 2015. Non-GAAP operating income/(loss) excludes changes in deferred revenue and deferred cost of revenue, amortization of intangible assets, non-cash warrant expense, stock-based compensation expense, restructuring charges, transitional costs and litigation costs and settlement proceeds.

  Adjusted EBITDA: Adjusted EBITDA was a $(3.8) million loss for the first quarter of 2016 compared to a $3.9 million profit during the first quarter of 2015. Adjusted EBITDA is defined as non-GAAP operating income/(loss) excluding depreciation.
  GAAP Net Income/(Loss) and EPS: GAAP net loss was $(8.6) million for the first quarter of 2016 compared to net income of $1.1 million for the first quarter of 2015. GAAP EPS loss was $(0.07) for the first quarter of 2016, based on 129.2 million weighted-average basic and diluted shares outstanding, compared to a GAAP diluted EPS of $0.01 for the first quarter of 2015, based on 107.9 million weighted-average diluted shares outstanding.
  Non-GAAP Net Income/(Loss) and EPS: Non-GAAP net loss was $(4.2) million for the first quarter of 2016 compared to income of $2.1 million for the first quarter of 2015. Non-GAAP EPS loss was $(0.03) for the first quarter of 2016 based on 129.2 million weighted-average basic and diluted shares outstanding, compared to non-GAAP diluted EPS of $0.02 for the first quarter of 2015 based on 107.9 million weighted-average diluted shares outstanding.
  Cash and Cash Flows: As of March 31, 2016, Glu had cash and cash equivalents of $159.3 million and no debt. Cash flows used from operations were $(11.8) million for the first quarter of 2016 compared to $(5.1) million used for the first quarter of 2015.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Developments and Strategic Initiatives:

  In April, we implemented a restructuring plan designed to align our operations with evolving business needs and reduce fixed operating costs.
  In March, we announced the availability of Tap Sports Baseball 2016.
  In February, we announced the availability of Kendall and Kylie.

“We were pleased with our first quarter execution as we exceeded expectations across all key metrics,” stated Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer. “The combination of Glu’s strong balance sheet, robust line up of new titles and reduced fixed cost structure positions the company to enhance stockholder value longer-term.”

Business Outlook as of May 3, 2016:

The following forward-looking statements reflect expectations as of May 3, 2016. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment and specifically Glu’s products; consumer demand for smartphones, tablets and next-generation platforms; our ability to improve the monetization of our titles and continue to successfully launch and update new games; development delays on Glu's products; continued uncertainty in the global economic environment; competition in the industry; storefront featuring; changes in foreign exchange rates; Glu's effective tax rate and other factors detailed in this release and in Glu's SEC filings.

Second Quarter Expectations – Quarter Ending June 30, 2016:

  Non-GAAP revenue is expected to be between $46.0 million and $49.0 million.
  Non-GAAP gross margin is expected to be approximately 61.2%.
  Non-GAAP operating expenses are expected to be between $35.7 million and $36.1 million.
  Adjusted EBITDA, defined as non-GAAP operating income/(loss) excluding depreciation of approximately $0.6 million, is expected to range from a loss of $(5.5) million to $(7.0) million.
  Income tax is expected to be an expense of approximately $0.6 million.
  Non-GAAP net loss is expected to be between $(6.7) million and $(8.2) million, or between $(0.05) and $(0.06) per weighted-average basic share outstanding, which excludes approximately $3.2 million of anticipated stock-based compensation expense, approximately $2.0 million of restructuring charges, $2.3 million for amortization of intangibles and any change in fair value of strategic investments.
  Weighted-average common shares outstanding are expected to be approximately 131.1 million basic and 131.5 million diluted.

2016 Expectations – Full Year Ending December 31, 2016:

  Non-GAAP revenue is expected to be between $215.0 million and $235.0 million.
  Non-GAAP gross margin is expected to be approximately 58.7%.
  Adjusted EBITDA is expected to range from a loss of $(12.0) million to $(18.0) million.
  Non-GAAP net loss is expected to be between a loss of $(14.9) million and $(20.9) million, or between $(0.11) and $(0.16) per weighted-average basic share outstanding, which excludes approximately $14.0 million of anticipated stock-based compensation expense, approximately $2.6 million of restructuring charges, $10.1 million for amortization of intangibles and any change in fair value of strategic investments.
  Weighted-average common shares outstanding are expected to be approximately 131.8 million basic and 132.8 million diluted.
  We expect to have cash and short-term investments at December 31, 2016 of at least $135.0 million with no debt.

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Please dial (866) 582-8907, or if outside the U.S., (760) 298-5046, with conference ID # 88381392 to access the conference call at least five minutes prior to the 1:30 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 4:30 p.m. Pacific Time, May 3, 2016, and 8:59 p.m. Pacific Time, May 10, 2016, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 88381392.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile), the company twitter account (https://twitter.com/glumobile) and Mr. de Masi’s twitter account (https://twitter.com/niccolodemasi). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed and Mr. de Masi’s twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated non-GAAP revenue, non-GAAP smartphone revenue, non-GAAP cost of revenue, non-GAAP operating expenses, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income/(loss), non-GAAP net income/(loss) and non-GAAP basic and diluted net income/(loss) per share. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred revenue and deferred cost of revenue;
  Amortization of intangible assets;
  Non-cash warrant expense;
  Stock-based compensation expense;
  Restructuring charges;
  Litigation settlement proceeds and costs;
  Transitional costs;
  Change in fair value of strategic investments; and
  Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

In addition, Glu has included in this release “Adjusted EBITDA” figures which are used to evaluate Glu’s operating performance. Adjusted EBITDA is defined as non-GAAP operating income/(loss) excluding depreciation. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by non-GAAP revenue.

Glu may consider whether significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Business Outlook as of May 3, 2016” (“Second Quarter Expectations – Quarter Ending June 30, 2016” and “2016 Expectations – Full Year Ending December 31, 2016”), and the statements regarding that Tap Sports Baseball 2016 is poised to be the top grossing baseball game on U.S. App Store for iPhone for third year in a row and has positioned us to grow revenues from this franchise for the third year in a row; we expect the operational improvements implemented by our new studio leadership team to enhance our product delivery as well as to reduce the run-rate revenue required for Glu to breakeven; the combination of the new studio label system, along with a strong line-up of new titles, including Britney Spears: American Dream and Gordon Ramsay: Dash, positions Glu for growth during the second half of 2016 and beyond; and the combination of Glu’s strong balance sheet, robust line up of new titles and reduced fixed cost structure positions the company to enhance stockholder value longer-term. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook as of May 3, 2016"; the risk that Glu does not realize the anticipated strategic benefits from our celebrity partnerships; the risk that the number of social followers of our celebrity partners does not correlate to strong performance for our celebrity titles; the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; and other risks detailed under the caption "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission on March 4, 2016 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global developer and publisher of free-to-play games for smartphone and tablet devices. Glu is focused on creating compelling original IP games such as CONTRACT KILLER, COOKING DASH, DEER HUNTER, DINER DASH, DINO HUNTER: DEADLY SHORES, ETERNITY WARRIORS, FRONTLINE COMMANDO, RACING RIVALS, TAP SPORTS BASEBALL, and TAP SPORTS FOOTBALL, and branded IP games including KENDALL & KYLIE, KIM KARDASHIAN: HOLLYWOOD, MISSION IMPOSSIBLE: ROGUE NATION, and SNIPER X WITH JASON STATHAM on the App Store, Google Play, Amazon Appstore, Facebook, Mac App Store, and Windows Phone. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers globally. Founded in 2001, Glu is headquartered in San Francisco with U.S. offices outside Seattle, San Mateo, Portland, and Long Beach, and international locations in Canada, China, India, Japan, Korea, and Russia. Consumers can find high-quality entertainment wherever they see the ‘g’ character logo or at www.glu.com.

For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at www.facebook.com/glumobile.

CONTRACT KILLER, COOKING DASH, DEER HUNTER, DINER DASH, DINO HUNTER: DEADLY SHORES, ETERNITY WARRIORS, FRONTLINE COMMANDO, RACING RIVALS, TAP SPORTS BASEBALL, TAP SPORTS FOOTBALL, SNIPER X, GLU, GLU MOBILE, and the 'g' character logo are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$159,283	$180,542
Accounts receivable, net	16,745	17,956
Prepaid royalties	30,412	23,715
Prepaid expenses and other current assets	15,205	14,841
Total current assets	221,645	237,054

Property and equipment, net	5,282	5,447
Restricted cash	1,498	1,498
Long-term prepaid royalties	46,017	46,944
Other long-term assets	9,317	1,386
Intangible assets, net	20,442	22,767
Goodwill	87,899	87,890
Total assets	$392,100	$402,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$9,055	$9,386
Accrued liabilities	1,752	1,996
Accrued compensation	4,504	7,100
Accrued royalties and license fees	14,140	21,032
Deferred revenue	30,750	31,112
Total current liabilities	60,201	70,626
Long-term accrued royalties	28,193	24,347
Other long-term liabilities	1,397	1,585
Total liabilities	89,791	96,558

Common stock	13	13
Additional paid-in capital	562,373	557,748
Accumulated other comprehensive loss	(279)	(85)
Accumulated deficit	(259,798)	(251,248)
Stockholders' equity	302,309	306,428
Total liabilities and stockholders' equity	$392,100	$402,986

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	March 31,	March 31,
	2016	2015

Revenue	$54,528	$69,470

Cost of revenue:
Platform commissions, royalties and other	20,363	26,310
Amortization of intangible assets	2,324	2,434
Total cost of revenue	22,687	28,744
Gross profit	31,841	40,726

Operating expenses:
Research and development	20,312	18,243
Sales and marketing	12,624	12,438
General and administrative	7,984	7,406
Amortization of intangible assets	-	127
Restructuring charge	106	-
Total operating expenses	41,026	38,214

Income/(loss) from operations	(9,185)	2,512

Interest and other income/(expense), net:
Interest income	21	6
Other income/(expense)	448	(290)
Interest and other income/(expense), net	469	(284)

Income/(loss) before income taxes	(8,716)	2,228
Income tax benefit/(provision)	166	(1,104)
Net income/(loss)	$(8,550)	$1,124

Net income/(loss) per share:
Basic	$(0.07)	$0.01
Diluted	$(0.07)	$0.01

Weighted average common shares outstanding
Basic	129,171	103,869
Diluted	129,171	107,851

Stock-based compensation expense included in:
Research and development	$1,194	$760
Sales and marketing	292	218
General and administrative	2,059	1,151
Total stock-based compensation expense	$3,545	$2,129

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2015	2015	2015	2015	2016

GAAP revenue	$69,470	$56,150	$63,250	$61,030	$54,528
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)
Non-GAAP revenue	62,447	57,479	64,424	57,895	53,998

GAAP gross profit	40,726	32,396	33,445	35,596	31,841
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)
Amortization of intangible assets	2,434	2,434	2,360	2,325	2,324
Non-cash warrant benefit /(expense)	93	135	1,896	(116)	9
Change in deferred platform commissions and royalty expense	2,819	(321)	(780)	1,497	(676)
Non-GAAP gross profit	39,049	35,973	38,095	36,167	32,968

GAAP operating expense	38,214	38,540	33,056	38,654	41,026
Stock-based compensation	(2,129)	(3,032)	(3,056)	(3,469)	(3,545)
Amortization of intangible assets	(127)	(32)	(31)	(11)	-
Litigation costs and settlement proceeds	-	(476)	390	-	-
Transitional costs	(72)	-	-	-	-
Restructuring charge	-	-	-	(1,075)	(106)
Non-GAAP operating expense	35,886	35,000	30,359	34,099	37,375

GAAP operating income/(loss)	2,512	(6,144)	389	(3,058)	(9,185)
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)
Non-GAAP cost of revenue adjustment	5,346	2,248	3,476	3,706	1,657
Stock-based compensation	2,129	3,032	3,056	3,469	3,545
Amortization of intangible assets	127	32	31	11	-
Transitional costs	72	-	-	-	-
Litigation costs and settlement proceeds	-	476	(390)	-	-
Restructuring charge	-	-	-	1,075	106
Non-GAAP operating income/(loss)	3,163	973	7,736	2,068	(4,407)

GAAP net income/(loss)	1,124	(5,509)	158	(2,958)	(8,550)
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)
Non-GAAP cost of revenue adjustment	5,346	2,248	3,476	3,706	1,657
Non-GAAP operating expense adjustment	2,328	3,540	2,697	4,555	3,651
Change in fair value of strategic investments	-	-	-	-	(300)
Foreign currency exchange (gain)/loss	290	186	167	149	(148)
Non-GAAP net income/(loss)	$2,065	$1,794	$7,672	$2,317	$(4,220)

Reconciliation of net income/(loss) and net income/(loss) per share:
GAAP net income/(loss) per share - basic	$0.01	$(0.05)	$0.00	$(0.02)	$(0.07)
GAAP net income/(loss) per share - diluted	$0.01	$(0.05)	$0.00	$(0.02)	$(0.07)
Non-GAAP net income/(loss) per share - basic	$0.02	$0.02	$0.06	$0.02	$(0.03)
Non-GAAP net income/(loss) per share - diluted	$0.02	$0.01	$0.06	$0.02	$(0.03)
Shares used in computing Non-GAAP basic net income/(loss) per share	103,869	116,169	127,287	127,775	129,171
Shares used in computing Non-GAAP diluted net income/(loss) per share	107,851	122,538	131,486	129,381	129,171

Non-GAAP operating expense break-out:
GAAP research and development expense	$18,243	$18,308	$16,304	$20,001	$20,312
Stock-based compensation	(760)	(836)	(868)	(1,099)	(1,194)
Non-GAAP research and development expense	17,483	17,472	15,436	18,902	19,118

GAAP sales and marketing expense	12,438	12,771	12,302	10,729	12,624
Stock-based compensation	(218)	(282)	(277)	(305)	(292)
Non-GAAP sales and marketing expense	12,220	12,489	12,025	10,424	12,332

GAAP general & administrative expense	7,406	7,429	4,419	6,838	7,984
Transitional costs	(72)	-	-	-	-
Stock-based compensation	(1,151)	(1,914)	(1,911)	(2,065)	(2,059)
Litigation costs	-	(476)	390	-	-
Non-GAAP general and administrative expense	$6,183	$5,039	$2,898	$4,773	$5,925

Glu Mobile Inc.
Non-GAAP Adjusted EBITDA
(in thousands)
(unaudited)
	For the Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2015	2015	2015	2015	2016

GAAP net income/(loss)	$1,124	$(5,509)	$158	$(2,958)	$(8,550)
Change in deferred revenue and litigation settlement proceeds	(7,023)	1,329	1,174	(3,135)	(530)
Change in deferred platform commissions and royalty expense	2,819	(321)	(780)	1,497	(676)
Non-cash warrant expense	93	135	1,896	(116)	9
Amortization of intangible assets	2,561	2,466	2,391	2,336	2,324
Depreciation	706	732	718	706	656
Stock-based compensation	2,129	3,032	3,056	3,469	3,545
Transitional costs	72	-	-	-	-
Litigation costs and settlement proceeds	-	476	(390)	-	-
Restructuring charge	-	-	-	1,075	106
Foreign currency exchange (gain)/loss	290	186	167	149	(148)
Change in fair value of strategic investments	-	-	-	-	(300)
Interest and other expense	(6)	(12)	(15)	(15)	(21)
Income tax provision/(benefit)	1,104	(809)	79	(234)	(166)
Total Non-GAAP Adjusted EBITDA	$3,869	$1,705	$8,454	$2,774	$(3,751)

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Revenue and Deferred Cost of Revenue. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize the revenue and any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred revenue and deferred cost of revenue related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred revenue and deferred cost of revenue from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Amortization of Intangible Assets. When analyzing the operating performance of an acquired entity, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Non-cash Warrant Expense. In the first quarter of 2016 and the full year of 2015, Glu recorded a non-cash charge related to the vesting of warrants to purchase shares of common stock issued to brand holders as part of third party licensing, development and publishing arrangements. These charges were computed using the Black-Scholes valuation model and were recorded in cost of revenue. When evaluating the performance of its consolidated results, Glu does not consider non-cash warrant expense as it places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with the vesting of any warrants. As the non-cash warrant expense impacts comparability from period to period Glu believes that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Stock-Based Compensation Expense. The Company applies the fair value provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the first quarter of 2016 and the fourth quarter of 2015 and recorded cash restructuring charges due to the termination of certain employees in its China and certain U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Litigation Settlement Proceeds and Costs. These proceeds and expenses consist primarily of one-time settlement payments received from, and legal fees incurred in connection with, intellectual property infringement matters. The Company has treated the settlement proceeds as a multiple element arrangement and has allocated a significant portion of the proceeds to revenue as deemed royalty revenue for the settlement of past infringement. The residual proceeds have been allocated to contra general and administrative expenses and offset legal fees incurred. The Company excludes these proceeds and costs from its non-GAAP measures as these proceeds and costs are isolated, unpredictable and not expected to recur regularly, and the Company believes that these non-recurring proceeds and costs have no direct correlation to the operation of the Company’s ongoing core business.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Glu has incurred various costs related to the acquisition and integration of PlayFirst and Cie Games into Glu’s operations. Glu recorded these non-recurring acquisition and transitional costs as operating expenses when they were incurred. Glu believes that these acquisition and transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Change in Fair Value of Strategic Investments. From time to time, the Company makes strategic investments. The Company’s management excludes the impact of any losses and gains on such investments when evaluating the Company's operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Foreign Currency Exchange Gains and Losses. Foreign currency exchange gains and losses represent the net gain or loss that Glu has recorded for the impact of currency exchange rate movements on cash and other assets and liabilities denominated in foreign currencies related to the revaluation of assets and liabilities. Accordingly, foreign currency exchange gains and losses are generally unpredictable and can cause Glu’s reported results to vary significantly. Due to the unusual magnitude of these gains and losses, and the fact that Glu has not engaged in hedging or taken other actions to reduce the likelihood of incurring a sizeable net gain or loss in future periods, Glu excludes foreign exchange gains and losses for comparability purposes. Glu believes that these gains and losses do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these items, enabling investors to compare Glu’s core operating results in different periods without this variability. Foreign exchange gains/(losses) recognized during 2015 and the first quarter of 2016 were as follows (in thousands):

March 31, 2015	$(290)
June 30, 2015	(186)
September 30, 2015	(167)
December 31, 2015	(149)
FY 2015	$(792)

March 31, 2016	$148

CONTACT:
Investor Relations:
ICR, Inc.
Seth Potter, 646-277-1230
ir@glu.com